EXHIBIT 10.4

              CONSULTING AGREEMENT, SETTLEMENT AND GENERAL RELEASE


         THIS CONSULTING AGREEMENT, SETTLEMENT AND GENERAL RELEASE (this "AGREEMENT") is made and entered into effective as of the 20th day of April 2006, by and between Gael Himmah, doing business as Ecosys International, Inc, and any and all affiliates thereof (collectively, "HIMMAH"), and SeaLife Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS:

         WHEREAS, on November 20, 2001, Himmah and Robert McCaslin entered into a Memorandum of Agreement with respect to assigning marketing rights and formula's developed by Himmah (the "ORIGINAL PROTERRA TECHNOLOGIES"), which agreement was subsequently assumed by the Company:

                  Plant Rescue Formula 844
                  Soil Rescue Formula 808
                  Odor Meister Formula 355
                  GreaseBeast Formula 398
                  MuniMix Formula 354
                  Sterile Boost Formula 899

         WHEREAS, on May 9, 2002, Himmah executed six separate assignment agreements assigning each of the Original ProTerra Technologies to Division G, Inc., a Nevada corporation ("DIVISION G"), currently a wholly-owned subsidiary of the Company;

         WHEREAS, also on May 9, 2002, Himmah and Division G executed a memorandum of agreement setting forth the initial terms of a consulting agreement between Himmah and Division G;

         WHEREAS, on June 30, 2002, Himmah and SeaLife Marine Products, Inc., a California corporation ("SEALIFE MARINE"), entered into an Asset Purchase Agreement pursuant to which Himmah assigned each of the technologies underlying the products referred to as SeaLife 1000, SeaLife 2000, and SeaLife 3000 (the "SEALIFE MARINE TECHNOLOGIES") to SeaLife Marine, currently a wholly-owned subsidiary of the Company in exchange for a purchase price of $1,335,309, which was initially paid in the form of a promissory note (the "HIMMAH NOTE");

         WHEREAS, on January 2, 2003, Himmah agreed to convert $1,000,000 of the Himmah Note into 1,000,000 shares of Company common stock and agreed to accept, in lieu of a certain portion of the purchase price, royalty payments equal to five percent (5%) of the net sales of products utilizing the SeaLife Marine Technologies;

         WHEREAS, on January 6, 2003, the parties entered into a Consulting Agreement (the "CONSULTING Agreement") pursuant to which Himmah agreed to provide certain consulting services to the Company, which agreement was subsequently amended on July 19, 2004 and August 6, 2004. ( agreement to accept stock in lieu of cash;


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         WHEREAS,  on September 17, 2003, Himmah and the Company entered into an
Agreement pursuant to which Himmah assigned marketing rights and formulas each of the following technologies underlying the products referred to as Formula 311 (Farm Clean), Formula 812 (Soil Flush), Formula 862 (Farm Booster) and Formula 309 (OilEx) (the "SUBSEQUENT PROTERRA TECHNOLOGIES"), and acknowledged full payment of amounts owed under his then current consulting agreement in exchange for 400,000 shares of Company common stock and a royalty right to three percent (3%) of the products utilizing the Subsequent ProTerra Technologies.

         WHEREAS, the parties acknowledge and agree that Himmah is, as of the date hereof, entitled to $60,962 in interest on the Himmah Promissory Note; Promissory note dated 6/30/02 in the amount of $220,309.

         WHEREAS, the parties acknowledge and agree that Himmah is, as of the date hereof, entitled to $75,000 for services rendered and to be rendered through April 30, 2006, pursuant to the terms of the Consulting Agreement;

         WHEREAS, the parties agree that as of December 31, 2005, Himmah is entitled to $13,187 in royalties for the SeaLife Marine Technologies and $1,395 in royalties for the Subsequent ProTerra Technologies.

         WHEREAS,   there  is  disagreement   among  the  parties  as  to  their
expectations  and   understandings   with  respect  to  the  Original   ProTerra
Technologies and Himmah's ongoing relationship with the Company;

         WHEREAS, the Company does not, as of the date hereof, possess the financial ability to provide cash payment for the current amounts due to Himmah;

         WHEREAS, the Company and Himmah desire to settle fully and finally all potential and/or actual differences between them, including without limitation, all actual or potential differences that arise out of or relate to (or that may arise out of or relate to) amounts due to Himmah under the agreements described in these recitals, and desire to work together to secure investment in the Company and maintain the Company as an industry leader; and

         WHEREAS, in connection with these arrangements and as a material inducement to Company's execution of this Agreement, Himmah further desires to enter into an additional consulting agreement and non-competition agreement with Company and certain other agreements and covenants in exchange for certain payments payable to Himmah under this Agreement, and Company desires to make such payments and enter into such agreements with Himmah on the terms set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

         1.       ADDITIONAL CONSULTING SERVICES.


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                  1.1      During the period  commencing  on the date hereof and
                           ending 5 years  from the date  hereof  (or such later
                           date  as  the  parties  may   mutually   agree)  (the
                           "CONSULTING TERM"), Himmah agrees to make himself available to consult with Company under the direction of Company's Chief Executive Officer and/or such other personnel of Company identified by the Chief Executive Officer from time to time with respect to the development and commercialization of the SeaLife Marine Technologies, Original ProTerra Technologies, and Subsquent ProTerra Technologies (the "COMPANY
                           TECHNOLOGIES").   Himmah's  consulting  duties  shall
                           include (but not be limited to): (i) assisting the Company's capital-raising efforts by attending and participating in meetings with potential investors and otherwise assisting in developing relationships with the investment community; and (ii) assisting in the development and commercialization of the Company Technologies (the "ADDITIONAL CONSULTING SERVICES"). The Additional Consulting Services shall be separate from, and compensated independently of, the services
                           currently   being   provided   under  the  Consulting
                           Agreement.

                  1.2 As consideration for the Additional Consulting Services to be provided by Himmah under SECTION 1.1 hereof, Company will pay Himmah a commission fee equal to ten percent (10%) of the net sales of products utilizing the Original ProTerra Technologies (the "INITIAL COMMISSION RATE") until such time that the commission fee paid to Himmah at the Initial Commission Rate equals or exceeds, in the aggregate, Two Million Five Hundred Thousand Dollars ($2,500,000), and thereafter, Company will pay Himmah a commission fee equal to eight percent (8%) of the net sales of products utilizing the Original ProTerra Technologies (the "SECONDARY COMMISSION RATE") until such time that the commission fee paid to Himmah at the Secondary Commission Rate equals Three Million Two Hundred Thousand ($3,200,000). Payment of the commission fees due hereunder (the "COMMISSION FEES") shall be made on a quarterly basis, on the 15th day of each month with respect to net sales received by Company in the immediately prior completed month, if any. The Commission Fees shall be paid, at Himmah's option, either in cash, or in shares of restricted stock of the Company, valued on the basis of the average trading price of the Company's common stock, as quoted on the Over-The-Counter Bulletin Board, for the twenty (20) consecutive trading days immediately preceding the date of issuance of such shares. For purposes of this SECTION 1.2, "net sales" shall mean the gross sales revenue from the sales of the identified products, less returns, discounts and allowances.

                  1.3 This Agreement with respect to the Additional Consulting Services shall be full force and effect commencing upon the date hereof and concluding at the close of business on the same date in 2013. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Notwithstanding anything contained herein to the contrary, Company may terminate Himmah's engagement as a consultant hereunder at any time, upon thirty (30) days prior written notice thereof. In the event that (i) Company terminates Himmah as a result of his breach of the obligations arising with respect to the Additional Consulting Services, or as a result of his negligence or willful misconduct in the course of providing such services, or (ii) Himmah ceases providing the Additional Consulting Services (absent the breach by Company of its obligations hereunder) Company shall not be obligated to make any payment under SECTION
                           1.2 following any such termination or cessation. In the event that Company terminates Himmah for any other reason, the Company shall be obligated to continue paying the commission fee set forth herein pursuant to SECTION 1.2.


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         2.       SETTLEMENT OF PAYMENT DUE PURSUANT TO CONSULTING AGREEMENT.

         The parties hereto acknowledge and agree that Himmah is entitled to $75,000 for services rendered and to be rendered through April 30, 2006, pursuant to the terms of the Consulting Agreement (the "COMPENSATION Liability"). The parties hereto acknowledge that they have executed an amendment to the Consulting Agreement which permits the Company, at its option, to issue shares of its common stock in lieu of cash compensation otherwise due pursuant to the Consulting Agreement for the term thereof. Notwithstanding the terms of the amendment to the Consulting Agreement, the Company shall, no later than May 1, 2006, issue to Himmah, and Himmah agrees to accept, consistent with the terms of his Consulting Agreement, as amended, in satisfaction of the Compensation Liability either (a) shares of Company common stock having a value, based on the average trading price of Company common stock, as quoted on the Over The Counter Bulletin Board, for the twenty (20) consecutive trading days immediately preceding April 18, 2006, of $75,000 or (b) cash in the amount of $75,000, or any combination thereof, at the option of the Company, on or prior to May 1, 2006. The Company also agrees to accelerate payment for services to be provided by Himmah through July 31, 2006 pursuant to the terms of the Consulting
Agreement, which accelerated payment shall be due by May 15, 2006. Except with respect to the Compensation Liability and as otherwise as provided herein, the Consulting Agreement remains in full force and effect as of the date hereof.

         Himmah agrees to accept stock in lieu of cash only if it can be sold immediately.

         3. SETTLEMENT OF INTEREST PAYMENTS DUE UNDER PROMISSORY NOTE AND ROYALTY PAYMENTS.

         The parties hereto acknowledge that $60,962 in interest is due to Himmah under Promissory Note dated 6/30/02 will have accrued through April 30, 2006 (the "ACCRUED INTEREST LIABILITY"), and that Himmah is entitled to $13,187 and $1,395 in royalty payments based on net sales of products utilizing the SeaLife Marine Technologies and the Subsequent ProTerra Technologies by the Company through December 31, 2005 (the "ROYALTY LIABILITIES"). The parties hereby amend the Promissory Note and each agreement giving rise to the Royalty Liabilities and agree that the Accrued Interest Liability due under the Promissory Note and the Royalty Liabilities shall be payable only upon receipt by the Company of an aggregate of $75,274 from the sale(s) of its equity securities, from and after the date hereof, in one or a series of transactions. Except with respect to the Accrued Interest Liability and Royalty Liabilities, and otherwise as provided herein, the agreements with Promissory Note and agreements with respect to royalty payments for the sale of the Subsequent ProTerra Technologies and SeaLife Marine Technologies remain in full force and effect as of the date hereof.

         4.       SUCCESSION DOCUMENTATION.

         Upon full payment of all amounts payable to Himmah pursuant to SECTION 2 and SECTION 3 hereof, Himmah agrees to deliver to the Company all files, memoranda, records and other documents necessary for the Company to manufacture or cause to be manufactured any product utilizing the Company Technologies and to exploit the Company Technologies and any products derived therefrom, that he currently holds in his possession, custody or control (whether directly or indirectly). The company must remain current with money accruing to Himmah for 90 days


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


after being made current under the terms of this agreement. Himmah will provide all succession documents will be released to company if company remains current for 90 days

         5.       OWNERSHIP OF INTELLECTUAL PROPERTY.

         The parties hereby expressly acknowledge and agree that (i) the transfer, sale, disposition and assignment by Himmah to the Company (or its subsidiaries) of each of the Company Technologies was, as of the date of each such assignment, valid and binding on Himmah in accordance with its respective terms, and (ii) the Company exclusively owns, and at all times since the assignment thereof and through the date hereof, has exclusively owned, each of the Company Technologies, and any and all copyrights, patents, trademarks, trade secrets and other intellectual property therein and all renewals or extensions thereof, with all right, title and interest therein remaining exclusively with the Company. Without limiting any of the foregoing, in the event that any transfer, sale, disposition or assignment by Himmah to Company (or its subsidiaries) of any of the Company Technologies was or could be deemed to be invalid or not binding, Himmah hereby assigns to Company, as of the effective date of each prior respective assignment, or in this event, purported assignment, in perpetuity throughout the universe, all right, title and interest, including without limitation all copyrights, patents, trademarks, trade secrets and/or other intellectual property rights, and all renewals and extensions thereof, in and to the Company Technologies, each of which have been previously described in the Company's reports with the Securities and Exchange Commission, and all components thereof whether heretofore or hereafter created.

         6. TRADE SECRETS AND AGREEMENTS NOT TO SOLICIT AND NOT TO COMPETE; COMPANY'S RIGHT TO SEEK INJUNCTIVE RELIEF.

                  6.1 Both parties understand, acknowledge and agree that in the course of relationship with the Company Himmah has acquired (and may, in the future, acquire) confidential information and trade secrets concerning the Company Technologies, Company's past, present or future clients, operations, plans, methods of doing business (including, without limitation, customer lists), projected and historical revenues, marketing, costs, production, growth and distribution, and confidential business strategies ("CONFIDENTIAL INFORMATION"). Himmah understands, acknowledges and agrees that it would be extremely damaging to Company if such information were disclosed to a competitor or made available to any other person, corporation or other entity. Himmah understands and agrees that such Confidential Information has been disclosed to Himmah in confidence, that he will keep such information secret and confidential and that he will not in any way use, distribute or disclose such information. The Company also agrees to keep secret and confidential any confidential information provided by Himmah to the Company that is not developed pursuant to the terms of Consulting Agreement or the Additional Consulting Services.

                  6.2      Himmah  further  agrees  that,  while  serving  as  a
                           consultant to the Company pursuant to the terms hereof or pursuant to the Consulting Agreement (the "RESTRICTED PERIOD"), Himmah shall not (i) directly or indirectly, solicit, hire or participate in or assist in the solicitation of, or hiring, any employees, officers or consultants of Company or anyone who was employed by Company at any time during the preceding 12 months; or (ii) directly or indirectly, solicit, recruit, or induce any employee, officer or consultant of Company to (A) terminate his or


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


                           her employment relationship with Company or (B) work for any other person or entity engaged in competition with the Business (defined below). Himmah acknowledges and agrees that Company depends on the services and contributions of its employees and personnel. Himmah acknowledges and understands that the loss of the services of any such key employees or personnel by Company could materially and adversely affect Company's business, operations and prospects, and the covenants, agreements and obligations set forth in this SECTION 6.2 are a material inducement to Company's execution of this Agreement and its agreement to enter into the obligations (including payment obligations) set forth herein. During the Restricted Period, Himmah also shall not solicit any Customer (defined below) for the purpose of providing any goods or services to such Customer. For the purposes hereof, the following terms have the meanings ascribed to them below: (i) "BUSINESS" means the business in which Company is engaged, including the manufacture and sale of products utilizing the Company Technologies; (ii) "CUSTOMER" means any person or entity to whom Company has sold products or services, or solicited to sell products or services, at any time during the term of Himmah's consulting relationship with the Company. RESTRICTED PERIOD REFERS TO THE TERM OF THIS AGREEMENT (NOW THROUGH
                           2013)

                  6.3 Himmah further covenants and agrees that during the Restricted Period, Himmah shall not, throughout the world, either directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity, engage in (i) any activity, business, venture or division of any entity, the primary business of which includes the development, distribution, sale or provision of products or services that knowingly compete with the Business or
                           (ii) any business, venture or division of any entity engaged in any business that is substantially the same to the Business (collectively, all such businesses, activities, ventures or division of any entity other than the Business, "COMPETITIVE BUSINESSES" or individually, a "COMPETITIVE BUSINESS"). For the purposes of this SECTION 6.3, "DIRECTLY OR INDIRECTLY" means (A) Himmah acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any Competitive Business; (B) Himmah participating as an owner, partner, limited partner, joint venturer, creditor (other than as a trade creditor in the ordinary course of business) or shareholder (except as a shareholder holding less than a one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over the counter market, provided that Himmah does not participate in the management or operation of such corporation) in any Competitive Business; or (iii) communicating proprietary or confidential information or trade secrets concerning any past, present or identified prospective client or customer of the Business to any Competitive Business.

         FIRST RIGHT OF REFUSAL

         HIMMAH GRANTS COMPANY FIRST RIGHT OF RUFUSAL ON ANY NEW PRODUCT DEVELOPED BY HIMMAH

                  6.4      In  view  of  the  nature  of   Himmah's   consulting
                           relationship with the Company and the Confidential Information and trade secrets that Himmah has received during the course of such consulting relationship, and without limiting the generality of any other provision of this Agreement, Himmah also agrees that either party would be irreparably harmed by any violation or threatened violation of this Agreement and that, therefore, Company shall be


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


                           entitled to an injunction prohibiting either party from any violation or threatened violation of this Agreement, in addition to any other relief, including monetary damages, to which Company may be entitled. The obligations described in this paragraph shall continue in effect after the payment of the sums described herein.

                  6.5 Himmah agrees that the terms and the time periods provided for, and the geographical area encompassed by, the covenants contained in this SECTION 6 are necessary and reasonable in order to protect the good will and value of the Business. The parties hereto agree that the execution, delivery and performance of this Agreement are in consideration of and a condition to Company's obligation to pay to Himmah the Commission Fees pursuant to SECTION 1.2 hereof. If any court having jurisdiction at any time hereafter shall hold any provision or clause of this Agreement to be unreasonable as to its scope, territory or term, and if such court in its judgment or decree shall declare or determine that scope, territory or term which such court deems to be reasonable, then such scope, territory or term, as the case may be, shall be deemed automatically to have been reduced or modified to conform to that declared or determined by such court to be reasonable.

         7.       FAILURE TO MAKE PAYMENTS.

         In the event that the Company fails to meet its payment obligations under SECTIONS 1 through 3 hereof, then Himmah may not rescind any of the assignments of the Company Technologies, including and is limited only filing a breach of contract action seeking to collect the unpaid interest, compensation, royalties or commission. However, prior to filing any such action, Himmah must provide written notice to the Company, followed by a thirty (30) day period during which the Company may cure any breaches, and if such breaches are not cured during that thirty (30) day period, there shall be another thirty (30) day period during which the parties shall negotiate in good faith to resolve their dispute. Any action for breach of this Agreement will be submitted to the American Arbitration Association and the decision of a single arbitrator shall be deemed binding on both parties. In any such action, the parties agree that time is of the essence and agree that the discovery period shall not be longer than 60 days. The parties also agree to jointly ask the arbitrator to issue his/her decision within 150 days from initiation of the action. If the arbitrator decides to hold a hearing/trial in any such action, such hearing/trial shall be held in Los Angeles, California.

         8.       RELEASE.

                  8.1 Upon delivery of all payments due under SECTIONS 2 and 3 hereof, Himmah hereby releases and forever discharges the Company and any parents, subsidiaries, affiliates, directors, officers, employees, agents, shareholders and customers (the "RELEASEES") from any and all demands, damages of any type or kind, debts, liabilities, accounts, costs, expenses, liens, obligations, injunctive relief, fees, actions, causes of action (at law, in equity, under federal or state law, in any kind of forum), suits, promises, rights, rights to subrogation, rights to contribution, and remedies of any nature whatsoever in law or at equity related to the Consulting Agreement, or the Company Technologies, whether known or unknown, which may have arisen prior to the date hereof.


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


                  8.2 Himmah is not releasing any claims based on acts or events occurring after the signing of this Agreement.

                  8.3 The matters that are the subject of the releases referred to in this Agreement, as described above, shall be referred to as the "RELEASED MATTERS."

         9.       COVENANT NOT TO SUE.

                  9.1 Himmah promises never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against Company, or its officers, directors, agents or employees, asserting any claims that are released in this Agreement.

                  9.2 Himmah represents and agrees that, before signing this Agreement, Himmah has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against the other or their officers, directors, agents or employees, asserting any claims that are released in this Agreement.

         10.      ASSUMPTION OF RISK; INVESTIGATION OF FACTS.

                  10.1 Parties hereby expressly assumes the risk of any mistake of fact or that the true facts might be other than or different from the facts now known or believed to exist, and it is Himmah's express intention to forever settle, adjust and compromise any and all disputes between them and the Releasees, finally and forever, and without regard to who may or may not have been correct in their respective understandings of the facts or the law relating thereto.

                  10.2     In  making  and  executing  this  Agreement,   Himmah
                           represents and warrants that he has made such investigation of the facts and the law pertaining to the matters described in this Agreement as he deems necessary, and Himmah has not relied upon any statement or representation, oral or written, made by any other party to this Agreement with regard to any of the facts involved in any dispute or possible dispute between the parties hereto, or with regard to any of his rights or asserted rights, or with regard to the advisability of making and executing this Agreement.

         11.      OWNERSHIP OF CLAIMS.

                  Himmah represents and agrees that he has not assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the 10 described products.


         12.      NO REPRESENTATIONS.

                  Himmah represents and agrees that no promises, statements or inducements have been made to him that caused him or it to sign this Agreement other than those expressly stated in this Agreement.


         13.      GOODWILL AND REPUTATION OF PARTIES.

                  Himmah further agrees not to take actions or make statements, written or oral, that disparage or defame the goodwill or reputation of either party or any employee, officer, director, shareholder or agent of either party , including without limitation, any actions or statements that interfere with each others hiring of employees or officers.

         14.      SUCCESSORS.

                  This Agreement shall be fully binding and enforceable with respect to the parties, and their respective heirs, families, administrators, representatives, executors, successors, partners, attorneys, agents and assigns.

         15. Any disputes relating to this Agreement shall be settled by mediation and/or binding arbitration in the State of California. If mediation is not successful, Himmah and Company shall each appoint an arbiter. Said arbiters shall, mutual agreement, appoint a third arbiter. These three arbiters shall comprise the Arbitration Board. Attorneys will not be permitted to participate in any mediation or arbitration proceeding between Himmah and Company. Mediation or
                  Arbitration costs shall be borne as is determined by the respective Mediation or Arbitration Board. Judgment of the Arbitration Board shall be final and may be entered in an court having jurisdiction.

         16.      SEVERABILITY AND GOVERNING LAW.

                  16.1 Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions, or any sections, subsections, paragraph or subparagraphs, shall be valid, and the illegal or invalid part, term or provision, or section, subsection, paragraph or subparagraph, shall be deemed not to be a part of this Agreement.

                  16.2 This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California.

         17.      PROPER CONSTRUCTION.

                  17.1 The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

                  17.2 As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

                  17.3 The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

         18.      ENTIRE AGREEMENT.

                  This Agreement is the entire agreement between Himmah and Company and fully supersedes any and all prior agreements or understandings between the parties pertaining to its subject matter.







                            {SIGNATURE PAGE FOLLOWS}

PLEASE READ CAREFULLY. THIS CONSULTING AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.



 DATE: April 20, 2006                      /s/ Gael Himmah
       --------------------                -------------------------------------
                                           GAEL HIMMAH







DATE: April 20, 2006                       SEALIFE CORPORATION
      ---------------------


                                              /s/ Robert McCaslin
                                           -------------------------------------
                                           Name:  Robert McCaslin
                                           Title: President and Chief Executive
                                                  Officer


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